2seventy bio and JW Therapeutics Announce Strategic Partnership to Accelerate the Research and Development of T Cell-based Immunotherapies

Initial focus on accelerating development of 2seventy bio’s MAGE-A4 program in solid tumors in China

CAMBRIDGE, Massachusetts, US, and Shanghai, China — (BUSINESS WIRE)—October 27, 2022—2seventy bio, Inc. (Nasdaq: TSVT), a leading immuno-oncology cell therapy company, and JW Therapeutics (HKEX: 2126), an independent and innovative biotechnology company focusing on developing, manufacturing and commercializing cell immunotherapy products, today announced a strategic alliance to establish a translational and clinical cell therapy development platform designed to more rapidly explore T cell-based immunotherapy therapy products in the Chinese mainland, Hong Kong (China), and Macao (China).

“The true patient benefit of this collaboration lies in the ability to establish additional capabilities to rapidly test, learn and progress our innovative cell therapy programs,” said Steve Bernstein, chief medical officer, 2seventy bio. “JW Therapeutics possesses extensive understanding of the unmet medical needs of the population and the regulatory affairs process in China as well as the clinical development pathways. The opportunity to bring together our distinctive areas of experience to create a differentiated platform supports our goal of bringing new therapies to patients as quickly as possible.”

The initial focus of the collaboration is 2seventy bio’s MAGE-A4 TCR program in solid tumors which is being developed as part of a collaboration with Regeneron. MAGE-A4 is a member of the MAGE family of cancer-testis antigens expressed in a number of solid tumor types. The program is designed to develop T cell receptor (TCR) therapies for the treatment of MAGE-A4 positive solid tumors.

“We are delighted to work with 2seventy bio to jointly develop the MAGE-A4 TCR program and potentially other assets in China,” said Dr. Mark J. Gilbert, Chief Medical Officer of JW Therapeutics. “2seventy is a top-tier cell therapy company with advanced technologies and a highly experienced team. This alliance will further leverage our world-class integrated capabilities, including translational research and clinical development, and we look forward to accelerating the development of more cell immunotherapy products with breakthrough therapeutic value to serve more patients with cancer in China and potentially worldwide.”

Under the terms of the agreement, 2seventy bio will grant JW Therapeutics a license for the MAGE-A4 cell therapy in the Chinese mainland, Hong Kong (China), and Macao (China). JW Therapeutics will be responsible for development, manufacturing, and commercialization within China. 2seventy bio is eligible to receive milestones and royalties on product revenues in China. Additionally, 2seventy bio may leverage the early clinical data generated under the collaboration to support development in other geographies. The detailed arrangements are not disclosed. The closing of the transaction will be subject to the approval of the JW Therapeutics shareholders and other customary closing conditions.

About the MAGE-A4 Program
MAGE-A4 is a member of the MAGE family of cancer-testis antigens expressed in a number of solid tumor types. Our program employs a highly potent TCR discovered in our MediGene collaboration that recognizes HLA-presented MAGE-A4 peptides and further enhances the potency of these re-directed T cells using our CTBR12 TGF-beta “flip” receptor technology -- which converts the immunosuppressive effects of TGF-beta into an activation signal for the T cells. Regeneron and 2seventy bio are co-developing the program under their collaboration entered into in 2018.

About JW Therapeutics
JW Therapeutics (HKEX: 2126) is an independent and innovative biotechnology company focusing on developing, manufacturing and commercializing cell immunotherapy products, and is committed to becoming an innovation leader in cell immunotherapy. Founded in 2016, JW Therapeutics has built a world-class platform for product development in cell immunotherapy, as well as a product pipeline covering both hematologic malignancies and solid tumors. JW Therapeutics is committed to bringing breakthrough and quality cell immunotherapy products and the hope of a cure to patients in China and worldwide, and leading the healthy and standardized development of China’s cell immunotherapy industry. For more information, please visit www.jwtherapeutics.com.

About 2seventy bio
Our name, 2seventy bio, reflects why we do what we do - TIME. Cancer rips time away, and our goal is to work at the maximum speed of translating human thought into action – 270 miles per hour – to give the people we serve more time. We are building the leading immuno-oncology cell therapy company, focused on discovering and developing new therapies that truly disrupt the cancer treatment landscape.

With a deep understanding of the human body’s immune response to tumor cells and how to translate cell therapies into practice, we’re applying this knowledge to deliver next generation cellular therapies that focus on a broad range of hematologic malignancies, including the first FDA-approved CAR T cell therapy for multiple myeloma, as well as solid tumors. Our research and development is focused on delivering therapies that are designed with the goal to “think” smarter and faster than the disease. Importantly, we remain focused on accomplishing these goals by staying genuine and authentic to our “why” and keeping our people and culture top of mind every day.

For more information, visit www.2seventybio.com.

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Cautionary Note Regarding Forward-Looking Statements of 2seventy bio
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements about our plans, strategies, timelines and expectations with respect to the development, manufacture or sale of our product candidates, including the results and expected timing of ongoing and planned clinical trials for our product candidates in China and the speed with which we can bring those candidates into clinical trials; statements about the efficacy and perceived therapeutic benefits of our product candidates and the potential indications, market opportunities and demand therefor; statements about the strategic plans for 2seventy bio and potential corporate development opportunities; statements regarding the company’s financial condition, and other future financial results; and statements about our ability to execute our strategic priorities. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation;; the risk that our plans with respect to the preclinical and clinical development and regulatory approval of our product candidates may not be successfully achieved on the planned timeline, or at all. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled

“Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, as supplemented and/or modified by our most recent Quarterly Report on Form 10-Q and any other filings that we have made or will make with the Securities and Exchange Commission in the future. All information in this press release is as of the date of the release, and 2seventy bio undertakes no duty to update this information unless required by law.

Forward-Looking Statements of JW Therapeutics

The forward-looking statements are based on the management's expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described. Significant risks and uncertainties, include those discussed below and more fully described in Hong Kong Exchanges and Clearing Limited (HKEX) reports filed by the Company. Unless otherwise noted, the Company is providing this information as of the date it publicized, and expressly disclaims any duty to update information contained in the issues and relevant information, or provide any explanation. For detailed information, please visit the company website: www.jwtherapeutics.com/en/forward-looking-statements/.

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2seventy bio

Investors:
Elizabeth Pingpank, 860-463-0469
elizabeth.pingpank@2seventybio.com

Media:
Morgan Adams, 774-313-9852
morgan.adams@2seventybio.com

JW Therapeutics

Investors:
IR_JW@jwtherapeutics.com

Media:
Communications@jwtherapeutics.com